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December 28, 2001




Mr. James Whalen
Chief Financial Officer
Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, MO 63044


Dear Jim:

This letter is to confirm that Southwest Bank of St. Louis ("Bank") is agreeable to waiving certain loan covenants and modifying others in
Section 6.03, Specific Financial Covenants of the Credit Agreement dated May 11, 2001 by and between the Bank and Zoltek Companies, Inc., et al. ("Zoltek"), as follows:

         1) Section 6.03(b) Debt Coverage Ratio - This covenant shall be waived for the periods ending December 31, 2001 and March 31, 2002. This covenant as defined in the Credit Agreement will resume for the period ending June 30, 2002 and thereafter. It will be calculated on a quarterly basis for all periods.

         2) Section 6.03(c) Current Ratio - This covenant shall be amended and modified to no less than 1.75 to 1.0.

         3) Section 6.03(d) Inventory Turn Ratio - This covenant shall be amended and modified to 2.2 to 1.0 for the period ending
              March 31, 2002, 2.4 to 1.0 for the period ending June 30, 2002 and 2.5 to 1.0 for the period ending September 30, 2002 and thereafter.

All other terms and conditions of this Credit Agreement shall remain in full force and effect.

In consideration of the above referenced waiver and amendments the rate of interest as defined under Section 3 INTEREST, FEES, REPAYMENT AND TERM shall change to Southwest Bank of St. Louis Prime Rate plus 1/4%, to be adjusted with each change in Prime. Furthermore, the Borrower agrees to make a one-time payment of $25,000.00 as additional consideration for this waiver and modifications to the Credit Agreement, payable within 14 days of the date of this letter. This original rate of interest will take effect upon Zoltek being in compliance with all of the original terms of this Credit Agreement.



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Jim, if Zoltek is agreeable to this, please indicate so by signing below and returning a copy of this to my attention as soon as possible. If you should have any questions regarding this letter, please feel free to call.


Sincerely,


/s/ Robert J. Witterschein
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Robert J. Witterschein
Senior Vice President




Agreed to and accepted this 28th day of December, 2001.

Zoltek Companies, Inc.


/s/ James F. Whalen
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James F. Whalen
Chief Financial Officer